Exhibit 99.1

PRESS RELEASE

KADANT INC.
One Technology Park Drive
Westford, MA 01886 USA
Tel: +1 978-776-2000
www.kadant.com

Kadant Reports Fourth Quarter and Fiscal Year 2021 Results
Record Revenue, EPS, and Cash Flow in Q4 2021

WESTFORD, Mass., February 16, 2022 - Kadant Inc. (NYSE: KAI) reported its financial results for the fourth quarter and fiscal year ended January 1, 2022.

Fourth Quarter Financial Highlights
•Operating cash flow increased 51% to a record $61 million.
•Free cash flow increased 47% to a record $56 million.
•Bookings increased 17% to $231 million.
•Revenue increased 30% to a record $219 million.
•GAAP diluted EPS increased 48% to a record $2.07.
•Adjusted diluted EPS increased 50% to a record $2.31.
•Net income increased 49% to $24 million.
•Adjusted EBITDA was a record $45 million and represented 20.5% of revenue.

Fiscal Year Financial Highlights
Records Achieved in Each of the Following Metrics:
•Operating cash flow increased 75% to $162 million.
•Free cash flow increased 75% to $150 million.
•Bookings increased 38% to $893 million.
•Ending backlog of $310 million.
•Revenue increased 24% to $787 million.
•GAAP diluted EPS increased 51% to $7.21.
•Adjusted diluted EPS increased 57% to $7.83.
•Net income increased 52% to $84 million.
•Adjusted EBITDA increased 38% to $159 million and represented 20.3% of revenue.

Note: Percent changes above are based on comparison to the prior year period. Free cash flow, adjusted diluted EPS, adjusted EBITDA, adjusted EBITDA margin, and changes in organic revenue are non-GAAP financial measures that exclude certain items as detailed later in this press release under the heading “Use of Non-GAAP Financial Measures.”

Management Commentary
“Solid execution by our businesses led to an exceptional finish to a record-setting year,” said Jeffrey L. Powell, president and chief executive officer. “Improved operating leverage drove our adjusted EBITDA margin to 20.5 percent and generated record operating cash flow of $61 million in the fourth quarter. Strong demand for our wood processing equipment and robust aftermarket demand across all our operating segments led to strong bookings and a record backlog. Revenue in the fourth quarter was up 30 percent to a record $219 million benefiting from strong demand for both capital and parts that continued throughout most of 2021.

“For the full-year 2021, our diluted EPS and adjusted diluted EPS increased more than 50 percent to $7.21 and $7.83, respectively. While supply chain issues, labor shortages, and raw materials inflation remain a challenge, our strong focus on operational excellence and our decentralized business structure have proven valuable in offsetting these headwinds. Our global team performed exceptionally well under challenging circumstances, and they deserve a lot of credit for the results we achieved in 2021.”

Kadant Reports Fourth Quarter and Fiscal 2021 Results
February 16, 2022

Fourth Quarter 2021 compared to 2020
Revenue increased 30 percent to $218.5 million compared to $168.4 million in 2020. Organic revenue increased 18 percent, which excludes 12 percent from acquisitions. Gross margin was 42.4 percent compared to 44.1 percent in 2020.

GAAP diluted earnings per share (EPS) increased 48 percent to $2.07 compared to $1.40 in 2020. Adjusted diluted EPS increased 50 percent to $2.31 compared to $1.54 in 2020. Adjusted diluted EPS in 2021 excludes $0.23 of acquisition-related costs, $0.08 of impairment and restructuring costs, a $0.04 discrete tax benefit, and a $0.03 gain on the sale of a building. Adjusted diluted EPS in 2020 excludes $0.13 of impairment and restructuring costs and $0.01 of acquired backlog amortization. Net income was $24.2 million compared to $16.2 million in 2020. Adjusted EBITDA increased 39 percent to $44.8 million compared to $32.1 million in the prior year quarter. Operating cash flow increased 51 percent to a record $61.0 million compared to $40.3 million in 2020.

Bookings increased 17 percent to a record $230.8 million compared to $196.5 million in 2020. Organic bookings increased six percent, which excludes 11 percent from acquisitions.

Fiscal Year 2021 compared to 2020
Revenue increased 24 percent to $786.6 million compared to $635.0 million in 2020. Organic revenue increased 15 percent, which excludes five percent from acquisitions and four percent from the favorable effect of foreign currency translation. Gross margin was 42.9 percent compared to 43.7 percent in 2020.

GAAP diluted EPS increased 51 percent to $7.21 compared to $4.77 in 2020. Adjusted diluted EPS increased 57 percent to $7.83 compared to $5.00 in 2020. Adjusted diluted EPS in 2021 excludes $0.60 of acquisition-related costs, $0.08 of impairment and restructuring costs, a $0.04 discrete tax benefit, and a $0.03 gain on the sale of a building. Adjusted diluted EPS in 2020 excludes $0.19 of impairment and restructuring costs, $0.07 of acquisition-related costs, and a $0.03 discrete tax benefit. Net income was $84.0 million compared to $55.2 million in 2020. Adjusted EBITDA increased 38 percent to $159.4 million and 20.3 percent of revenue compared to $115.9 million and 18.3 percent of revenue in 2020. Operating cash flow increased 75 percent to $162.4 million compared to $92.9 million in 2020.

Bookings increased 38 percent to $893.2 million compared to $648.5 million in 2020. Organic bookings increased 28 percent, which excludes six percent from acquisitions and four percent from the favorable effect of foreign currency translation.

Summary and Outlook
“Our record backlog at the end of 2021 positions us well for a solid start to 2022,” Mr. Powell continued. "Project activity remains healthy and demand for parts has continued to show resiliency in the first weeks of 2022. Persistent supply chain challenges and future policy responses to inflationary pressures introduce less visibility into the latter half of 2022. That said, we expect to deliver strong financial performance in the coming year with full year GAAP diluted EPS of $8.50 to $8.70 on revenue of $870 to $890 million in 2022. Adjusted diluted EPS is expected to be $8.55 to $8.75 in 2022, which excludes pre-tax amortization expense associated with acquisition-related backlog of $0.7 million, or $0.05 per diluted share. The 2022 guidance includes a negative effect from foreign currency translation, which is lowering revenue by $12 million and adjusted diluted EPS by $0.15. For the first quarter of 2022, we expect revenue of $212 to $217 million, GAAP diluted EPS of $1.95 to $2.05, and excluding $0.05 per diluted share of amortization expense associated with acquired backlog, adjusted diluted EPS of $2.00 to $2.10.

Conference Call
Kadant will hold a webcast with a slide presentation for investors on Thursday, February 17, 2022, at 11:00 a.m. eastern time to discuss its fourth quarter and full-year performance, as well as future expectations. To access the webcast, including the slideshow and accompanying audio, go to www.kadant.com and click on “Investors.” To listen to the webcast via teleconference, call 888-326-8410 within the U.S., or +1-704-385-4884 outside the U.S. and reference participant passcode 9569006. Prior to the call, our earnings release and the slides used in the webcast presentation will be filed with the

Kadant Reports Fourth Quarter and Fiscal 2021 Results
February 16, 2022

Securities and Exchange Commission and will be available at www.sec.gov. An archive of the webcast presentation will be available on our website until March 18, 2022.

Shortly after the webcast, Kadant will post its updated general investor presentation incorporating the fourth quarter and fiscal year results on its website at www.kadant.com under the “Investors” section.

Use of Non-GAAP Financial Measures
In addition to the financial measures prepared in accordance with generally accepted accounting principles (GAAP), we use certain non-GAAP financial measures, including increases or decreases in revenue excluding the effect of acquisitions and foreign currency translation (organic revenue), adjusted operating income, adjusted net income, adjusted diluted EPS, earnings before interest, taxes, depreciation, and amortization (EBITDA), adjusted EBITDA, adjusted EBITDA margin, and free cash flow.

We believe these non-GAAP financial measures, when taken together with the corresponding GAAP financial measures, provide meaningful supplemental information regarding our performance by excluding certain items that may not be indicative of our core business, operating results, or future outlook. We believe that the inclusion of such measures helps investors gain an understanding of our underlying operating performance and future prospects, consistent with how management measures and forecasts our performance, especially when comparing such results to previous periods or forecasts and to the performance of our competitors. Such measures are also used by us in our financial and operating decision-making and for compensation purposes. We also believe this information is responsive to investors' requests and gives them an additional measure of our performance.

The non-GAAP financial measures included in this press release are not meant to be considered superior to or a substitute for the results of operations prepared in accordance with GAAP. In addition, the non-GAAP financial measures included in this press release have limitations associated with their use as compared to the most directly comparable GAAP measures, in that they may be different from, and therefore not comparable to, similar measures used by other companies.

We present increases or decreases in organic revenue, which excludes the effect of acquisitions and foreign currency translation, to provide investors insight into underlying revenue trends. Revenue in the fourth quarter of 2021 included $19.6 million from acquisitions. Revenue in 2021 included $32.9 million from acquisitions and a $22.2 million favorable foreign currency effect.

Our non-GAAP financial measures exclude impairment and restructuring costs, acquisition costs, amortization expense related to acquired profit in inventory and backlog, gain or loss on sale, and discrete tax items. Free cash flow excludes capital expenditures from cash flow from operations. These items are excluded as they are not indicative of our core operating results and are not comparable to other periods, which have differing levels of incremental costs, expenditures or income, or none at all.

Fourth Quarter
Adjusted operating income, adjusted EBITDA, and adjusted EBITDA margin exclude:
•Pre-tax impairment and restructuring costs of $1.0 million in 2021 and $2.1 million in 2020.
•Pre-tax gain on sale of $0.5 million in 2021.
•Pre-tax acquisition costs of $1.0 million in 2021.
•Pre-tax expense related to acquired backlog amortization of $0.6 million in 2021 and $0.2 million in 2020.
•Pre-tax expense related to amortization of acquired profit in inventory of $2.1 million in 2021.

Adjusted net income and adjusted diluted EPS exclude:
•After-tax impairment and restructuring costs of $1.0 million in 2021 and $1.5 million ($2.1 million net of tax of $0.6 million) in 2020.
•After-tax gain on sale of $0.4 million ($0.5 million net of tax of $0.1 million) in 2021.
•After-tax acquisition costs of $0.7 million ($1.0 million net of tax of $0.3 million) in 2021.

Kadant Reports Fourth Quarter and Fiscal 2021 Results
February 16, 2022

•After-tax expense related to acquired backlog amortization of $0.5 million ($0.6 million net of tax of $0.1 million) in 2021 and $0.1 million ($0.2 million net of tax of $0.1 million) in 2020.
•After-tax expense related to amortization of acquired profit in inventory of $1.5 million ($2.1 million net of tax of $0.6 million) in 2021.
•A discrete tax benefit of $0.4 million in 2021.

Free cash flow is calculated as operating cash flow less:
•Capital expenditures of $5.1 million in 2021 and $2.2 million in 2020.

Fiscal Year
Adjusted operating income, adjusted EBITDA, and adjusted EBITDA margin exclude:
•Pre-tax impairment and restructuring costs of $1.0 million in 2021 and $3.0 million in 2020.
•Pre-tax gain on sale of $0.5 million.
•Pre-tax acquisition costs of $3.7 million in 2021 and $0.5 million in 2020.
•Pre-tax expense related to acquired backlog amortization of $1.3 million in 2021 and $0.5 million in 2020.
•Pre-tax expense related to amortization of acquired profit in inventory of $4.3 million in 2021.

Adjusted net income and adjusted diluted EPS exclude:
•After-tax impairment and restructuring costs of $1.0 million in 2021 and $2.2 million ($3.0 million net of tax of $0.8 million) in 2020.
•After-tax gain on sale of $0.4 million ($0.5 million net of tax of $0.1 million) in 2021.
•After-tax acquisition costs of $3.1 million ($3.7 million net of tax of $0.6 million) in 2021 and $0.4 million ($0.5 million net of tax of $0.1 million) in 2020.
•After-tax expense related to acquired backlog amortization of $1.0 million ($1.3 million net of tax of $0.3 million) in 2021 and $0.4 million ($0.5 million net of tax of $0.1 million) in 2020.
•After-tax expense related to amortization of acquired profit in inventory of $3.0 million ($4.3 million net of tax of $1.3 million) in 2019.
•A discrete tax benefit of $0.4 million in 2021 and $0.3 million in 2020.

Free cash flow is calculated as operating cash flow less:
•Capital expenditures of $12.8 million in 2021 and $7.6 million in 2020.

Reconciliations of the non-GAAP financial measures to the most directly comparable GAAP financial measures are set forth in this press release.

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Kadant Reports Fourth Quarter and Fiscal 2021 Results
February 16, 2022

Financial Highlights (unaudited)
(In thousands, except per share amounts and percentages)

	Three Months Ended		Twelve Months Ended
Consolidated Statement of Income	Jan. 1, 2022	Jan. 2, 2021	Jan. 1, 2022	Jan. 2, 2021
Revenue	$218,516	$168,431	$786,579	$635,028
Costs and Operating Expenses:
Cost of revenue	125,877	94,212	449,214	357,722
Selling, general, and administrative expenses	57,773	47,387	208,787	181,905
Research and development expenses	2,856	2,766	11,403	11,298
Impairment and other costs, net (h)	465	2,053	465	2,979
	186,971	146,418	669,869	553,904
Operating Income	31,545	22,013	116,710	81,124
Interest Income	91	41	267	181
Interest Expense	(1,324)	(1,363)	(4,821)	(7,423)
Other Expense, Net	(33)	(100)	(104)	(195)
Income Before Provision for Income Taxes	30,279	20,591	112,052	73,687
Provision for Income Taxes	5,919	4,210	27,171	17,948
Net Income	24,360	16,381	84,881	55,739
Net Income Attributable to Noncontrolling Interest	(203)	(174)	(838)	(543)
Net Income Attributable to Kadant	$24,157	$16,207	$84,043	$55,196

Earnings per Share Attributable to Kadant:
Basic	$2.08	$1.41	$7.26	$4.81
Diluted	$2.07	$1.40	$7.21	$4.77

Weighted Average Shares:
Basic	11,606	11,513	11,579	11,482
Diluted	11,689	11,608	11,655	11,564

	Three Months Ended		Three Months Ended
Adjusted Net Income and Adjusted Diluted EPS (a)	Jan. 1, 2022	Jan. 1, 2022	Jan. 2, 2021	Jan. 2, 2021
Net Income and Diluted EPS Attributable to Kadant, as Reported	$24,157	$2.07	$16,207	$1.40
Adjustments for the Following:
Impairment and Restructuring Costs, Net of Tax (h)	980	0.08	1,543	0.13
Gain on Sale, Net of Tax (h)	(391)	(0.03)	—	—
Acquisition Costs, Net of Tax (b)	725	0.06	—	—
Acquired Backlog Amortization, Net of Tax (c)	479	0.04	132	0.01
Acquired Profit in Inventory, Net of Tax (d)	1,484	0.13	—	—
Discrete Tax Items	(419)	(0.04)	—	—
Adjusted Net Income and Adjusted Diluted EPS (a)	$27,015	$2.31	$17,882	$1.54

	Twelve Months Ended		Twelve Months Ended
Adjusted Net Income and Adjusted Diluted EPS (a)	Jan. 1, 2022	Jan. 1, 2022	Jan. 2, 2021	Jan. 2, 2021
Net Income and Diluted EPS Attributable to Kadant, as Reported	$84,043	$7.21	$55,196	$4.77
Adjustments for the Following:
Impairment and Restructuring Costs, Net of Tax (h)	980	0.08	2,210	0.19
Gain on Sale, Net of Tax (h)	(391)	(0.03)	—	—
Acquisition Costs, Net of Tax (b)	3,050	0.26	355	0.03
Acquired Backlog Amortization, Net of Tax (c)	973	0.08	407	0.04
Acquired Profit in Inventory, Net of Tax (d)	3,033	0.26	—	—
Discrete Tax Items	(419)	(0.04)	(338)	(0.03)
Adjusted Net Income and Adjusted Diluted EPS (a)	$91,269	$7.83	$57,830	$5.00

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Kadant Reports Fourth Quarter and Fiscal 2021 Results
February 16, 2022

	Three Months Ended			Increase Excluding Acquisitions and FX (a,e)
Revenue by Segment	Jan. 1, 2022	Jan. 2, 2021	Increase
Flow Control	$78,019	$60,115	$17,904	$4,920
Industrial Processing	95,307	69,109	26,198	25,193
Material Handling	45,190	39,207	5,983	342
	$218,516	$168,431	$50,085	$30,455

Percentage of Parts and Consumables Revenue	63%	67%

	Twelve Months Ended		Increase	Increase Excluding Acquisitions and FX (a,e)
	Jan. 1, 2022	Jan. 2, 2021
Flow Control	$288,788	$225,444	$63,344	$33,698
Industrial Processing	328,762	261,577	67,185	53,584
Material Handling	169,029	148,007	21,022	9,188
	$786,579	$635,028	$151,551	$96,470

Percentage of Parts and Consumables Revenue	65%	66%

	Three Months Ended		Increase	Increase (Decrease) Excluding Acquisitions and FX (e)
Bookings by Segment	Jan. 1, 2022	Jan. 2, 2021
Flow Control	$83,706	$61,878	$21,828	$8,892
Industrial Processing	94,924	94,759	165	(1,065)
Material Handling	52,200	39,898	12,302	4,860
	$230,830	$196,535	$34,295	$12,687

Percentage of Parts and Consumables Bookings	61%	61%

	Twelve Months Ended		Increase	Increase Excluding Acquisitions and FX (e)
	Jan. 1, 2022	Jan. 2, 2021
Flow Control	$308,185	$228,591	$79,594	$49,346
Industrial Processing	402,325	273,644	128,681	111,280
Material Handling	182,668	146,242	36,426	20,221
	$893,178	$648,477	$244,701	$180,847

Percentage of Parts and Consumables Bookings	59%	65%

	Three Months Ended		Twelve Months Ended
Business Segment Information	Jan. 1, 2022	Jan. 2, 2021	Jan. 1, 2022	Jan. 2, 2021
Gross Margin:
Flow Control	48.9%	52.5%	51.0%	52.9%
Industrial Processing	40.2%	42.3%	40.1%	41.3%
Material Handling	35.8%	34.3%	34.4%	33.7%
	42.4%	44.1%	42.9%	43.7%

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Kadant Reports Fourth Quarter and Fiscal 2021 Results
February 16, 2022

	Three Months Ended		Twelve Months Ended
Business Segment Information (continued)	Jan. 1, 2022	Jan. 2, 2021	Jan. 1, 2022	Jan. 2, 2021
Operating Income:
Flow Control	$13,610	$14,170	$65,509	$51,530
Industrial Processing	22,120	10,824	66,569	42,971
Material Handling	4,602	4,034	17,543	14,375
Corporate	(8,787)	(7,015)	(32,911)	(27,752)
	$31,545	$22,013	$116,710	$81,124

Adjusted Operating Income (a,f):
Flow Control	$16,839	$14,108	$72,680	$52,189
Industrial Processing	21,655	12,840	66,277	45,788
Material Handling	6,042	4,310	20,394	14,907
Corporate	(8,787)	(7,015)	(32,911)	(27,752)
	$35,749	$24,243	$126,440	$85,132

Capital Expenditures:
Flow Control	$2,298	$1,141	$4,128	$2,808
Industrial Processing	1,692	663	6,412	3,123
Material Handling	1,090	372	2,211	1,539
Corporate	3	—	20	125
	$5,083	$2,176	$12,771	$7,595

	Three Months Ended		Twelve Months Ended
Cash Flow and Other Data	Jan. 1, 2022	Jan. 2, 2021	Jan. 1, 2022	Jan. 2, 2021
Operating Cash Flow	$61,010	$40,283	$162,420	$92,884
Less: Capital Expenditures	(5,083)	(2,176)	(12,771)	(7,595)
Free Cash Flow (a)	$55,927	$38,107	$149,649	$85,289

Depreciation and Amortization Expense	$9,705	$8,074	$34,302	$31,334

Balance Sheet Data			Jan. 1, 2022	Jan. 2, 2021
Assets
Cash, Cash Equivalents, and Restricted Cash			$94,161	$66,640
Accounts Receivable, net			117,209	91,540
Inventories			134,356	106,814
Contract Assets			8,626	7,576
Property, Plant, and Equipment, net			107,989	84,642
Intangible Assets			199,343	160,965
Goodwill			396,887	351,753
Other Assets			73,641	57,641
			$1,132,212	$927,571
Liabilities and Stockholders' Equity
Accounts Payable			$59,250	$32,264
Debt Obligations			264,597	227,963
Other Borrowings			4,917	5,511
Other Liabilities			237,832	164,928
Total Liabilities			566,596	430,666
Stockholders' Equity			565,616	496,905
			$1,132,212	$927,571

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Kadant Reports Fourth Quarter and Fiscal 2021 Results
February 16, 2022

	Three Months Ended		Twelve Months Ended
Adjusted Operating Income and Adjusted EBITDA Reconciliation (a)	Jan. 1, 2022	Jan. 2, 2021	Jan. 1, 2022	Jan. 2, 2021
Consolidated
Net Income Attributable to Kadant	$24,157	$16,207	$84,043	$55,196
Net Income Attributable to Noncontrolling Interest	203	174	838	543
Provision for Income Taxes	5,919	4,210	27,171	17,948
Interest Expense, Net	1,233	1,322	4,554	7,242
Other Expense, Net	33	100	104	195
Operating Income	31,545	22,013	116,710	81,124
Impairment and Restructuring Costs (h)	980	2,053	980	2,979
Gain on Sale (h)	(515)	—	(515)	—
Acquisition Costs (b)	1,036	—	3,655	485
Acquired Backlog Amortization (c)	635	177	1,326	544
Acquired Profit in Inventory (d)	2,068	—	4,284	—
Adjusted Operating Income (a)	35,749	24,243	126,440	85,132
Depreciation and Amortization	9,070	7,897	32,976	30,790
Adjusted EBITDA (a)	$44,819	$32,140	$159,416	$115,922
Adjusted EBITDA Margin (a,g)	20.5%	19.1%	20.3%	18.3%

Flow Control
Operating Income	$13,610	$14,170	$65,509	$51,530
Impairment and Restructuring Costs (Income) (h)	980	(62)	980	659
Acquisition Costs (b)	967	—	2,710	—
Acquired Backlog Amortization (c)	46	—	399	—
Acquired Profit in Inventory (d)	1,236	—	3,082	—
Adjusted Operating Income (a)	16,839	14,108	72,680	52,189
Depreciation and Amortization	2,494	1,604	7,967	6,333
Adjusted EBITDA (a)	$19,333	$15,712	$80,647	$58,522
Adjusted EBITDA Margin (a,g)	24.8%	26.1%	27.9%	26.0%

Industrial Processing
Operating Income	$22,120	$10,824	$66,569	$42,971
Impairment and Restructuring Costs (h)	—	1,933	—	2,138
Gain on Sale (h)	(515)	—	(515)	—
Acquisition Costs (b)	50	—	163	485
Acquired Backlog Amortization (c)	—	83	60	194
Adjusted Operating Income (a)	21,655	12,840	66,277	45,788
Depreciation and Amortization	3,325	3,371	13,407	12,969
Adjusted EBITDA (a)	$24,980	$16,211	$79,684	$58,757
Adjusted EBITDA Margin (a,g)	26.2%	23.5%	24.2%	22.5%

Material Handling
Operating Income	$4,602	$4,034	$17,543	$14,375
Restructuring Costs	—	182	—	182
Acquisition Costs (b)	19	—	782	—
Acquired Backlog Amortization (c)	589	94	867	350
Acquired Profit in Inventory (d)	832	—	1,202	—
Adjusted Operating Income (a)	6,042	4,310	20,394	14,907
Depreciation and Amortization	3,221	2,862	11,474	11,278
Adjusted EBITDA (a)	$9,263	$7,172	$31,868	$26,185
Adjusted EBITDA Margin (a,g)	20.5%	18.3%	18.9%	17.7%

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Kadant Reports Fourth Quarter and Fiscal 2021 Results
February 16, 2022

		Three Months Ended		Twelve Months Ended
Adjusted Operating Income and Adjusted EBITDA Reconciliation (continued) (a)		Jan. 1, 2022	Jan. 2, 2021	Jan. 1, 2022	Jan. 2, 2021
Corporate
	Operating Loss	$(8,787)	$(7,015)	$(32,911)	$(27,752)
	Depreciation and Amortization	30	60	128	210
	EBITDA (a)	$(8,757)	$(6,955)	$(32,783)	$(27,542)

(a)	Represents a non-GAAP financial measure.

(b)	Represents transaction costs associated with our acquisitions.

(c)	Represents intangible amortization expense associated with acquired backlog.

(d)	Represents expense within cost of revenue associated with amortization of acquired profit in inventory.

(e)	Represents the increase (decrease) resulting from the exclusion of acquisitions and from the conversion of current period amounts reported in local currencies into U.S. dollars at the exchange rate of the prior period compared to the U.S. dollar amount reported in the prior period.

(f)	See reconciliation to the most directly comparable GAAP financial measure under "Adjusted Operating Income and Adjusted EBITDA Reconciliation."

(g)	Calculated as adjusted EBITDA divided by revenue in each period.

(h)	The fourth quarter and full-year 2021 include an intangible asset impairment charge of $499, restructuring and other costs of $481, and a gain on the sale of a building of $515 ($391 after tax). The fourth quarter of 2020 includes an intangible asset impairment charge of $1,861 ($1,389 after tax) and restructuring costs of $192 ($154 after tax), and the full-year 2020 includes an intangible asset impairment charge of $1,861 ($1,389 after tax) and restructuring costs of $1,118 ($821 after tax).

About Kadant
Kadant Inc. is a global supplier of technologies and engineered systems that drive Sustainable Industrial Processing. The Company’s products and services play an integral role in enhancing efficiency, optimizing energy utilization, and maximizing productivity in process industries. Kadant is based in Westford, Massachusetts, with approximately 2,900 employees in 20 countries worldwide. For more information, visit www.kadant.com.

Safe Harbor Statement
The following constitutes a “Safe Harbor” statement under the Private Securities Litigation Reform Act of 1995: This press release contains forward-looking statements that involve a number of risks and uncertainties, including forward-looking statements about our future financial and operating performance, demand for our products, and economic and industry outlook. These forward-looking statements represent our expectations as of the date of this press release. We undertake no obligation to publicly update any forward-looking statement, whether as a result of new information, future events, or otherwise. These forward-looking statements are subject to known and unknown risks and uncertainties that may cause our actual results to differ materially from these forward-looking statements as a result of various important factors, including those set forth under the heading "Risk Factors" in Kadant’s annual report on Form 10-K for the fiscal year ended January 2, 2021 and subsequent filings with the Securities and Exchange Commission. These include risks and uncertainties relating to the impact of the COVID-19 pandemic on our operating and financial results; adverse changes in global and local economic conditions; the variability and difficulty in accurately predicting revenues from large capital equipment and systems projects; health epidemics; our acquisition strategy; levels of residential construction activity; reductions by our wood processing customers of their capital spending or production of oriented strand board; changes to the global timber supply; development and use of digital media; cyclical economic conditions affecting the global mining industry; demand for coal, including economic and environmental risks associated with coal; failure of our information systems or breaches of data security and cybertheft; implementation of our internal growth strategy; supply chain constraints, inflationary pressure, price increases and shortages in raw materials; competition; changes in our tax provision or exposure to additional tax liabilities; our ability to successfully manage our manufacturing operations; disruption in
-more-

Kadant Reports Fourth Quarter and Fiscal 2021 Results
February 16, 2022

production; future restructurings; loss of key personnel and effective succession planning; protection of intellectual property; climate change; adequacy of our insurance coverage; global operations; policies of the Chinese government; the variability and uncertainties in sales of capital equipment in China; currency fluctuations; economic conditions and regulatory changes caused by the United Kingdom’s exit from the European Union; changes to government regulations and policies around the world; compliance with government regulations and policies and compliance with laws; environmental laws and regulations; environmental, health and safety laws and regulations impacting the mining industry; our debt obligations; restrictions in our credit agreement and note purchase agreement; substitution of an alternative index for LIBOR; soundness of financial institutions; fluctuations in our share price; and anti-takeover provisions.

Contacts
Investor Contact Information:
Michael McKenney, 978-776-2000
IR@kadant.com
or
Media Contact Information:
Wes Martz, 269-278-1715
media@kadant.com

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